Exhibit B.6.1
The Commonwealth of Massachusetts
Department of Corporation and Taxation

We,  Howard W. Brown,
     Edward G. Fischer, and
     Henry R. Atkinson

being all of the directors of THE QUINNEHTUK COMPANY elected at its first meeting in compliance with the requirements of section 10 of chapter 156 of the General Laws, do hereby certify that the following is a true copy of the agreement of association to form said corporation, with the names of the subscribers thereto:

We, whose names are hereto subscribed, do, by this agreement, associate ourselves with the intention of forming a corporation under the provisions of chapter 156 of the General Laws as amended.

The name by which the corporation shall be known is THE QUINNEHTUK COMPANY

The location of the principal office of the corporation in Massachusetts is the City of Boston.

IMPORTANT: State complete business address of corporation if known, otherwise, address to which mail should be sent.

70 State Street, Boston, Massachusetts


The purposes for which the corporation is formed and the nature of the business to be transacted by it are as follows:

to acquire, hold, manage, improve, lease, buy, sell mortgage and deal in real estate of any and all kinds, together with any and all buildings, structures and improvements which may be situated thereon, and likewise any and all interests in real estate, including water rights, flowage rights, dam sites, and all other forms of rights and easements; to construct, furnish, equip, alter and repair buildings and other structures and works and improvements of all kinds for manufacturing, industrial, commercial and residential purposes upon land owned by the corporation; to engage in the business of crushing rock; to buy, sell and deal in crushed rock, gravel, sand, cement, bricks, stone, lumber, machinery, equipment, furniture and all other materials, apparatus and other property for use in the improvement of land and in the construction, furnishing, equipment, alteration and repair of buildings, structures, works and improvements of all kinds, and all kinds of apparatus, equipment, materials and supplies used or dealt in by electric companies and gas companies; to make and perform contracts for excavating, grading and filling and for the construction, equipment, furnishing, alteration or repair of streets, sewers, aqueducts, dams, embankments, dikes, canals, transmission lines, electric, hydro-electric and gas plants, and all other buildings, works and improvements to real estate of every kind; to conduct a general contracting, building and teaming business; to purchase or otherwise acquire and to hold, sell and transfer and deal in shares of stock and bonds or other evidences of indebtedness of other corporations or of associations or individuals and to exercise all the privileges of ownership including the privilege of voting upon the securities so held, to guarantee the payment of dividends or of principal or of interest on any securities issued by or the performance of any other contract or obligation of any corporation, association or person whenever necessary or proper for the business of the corporation in the judgment of its directors; to carry on any other business whether manufacturing or trading or otherwise which may in the discretion of the directors seem capable of being conveniently carried on in connection with the above or calculated directly or indirectly to increase the value of the property of the corporation or its rights.

The total authorized capital stock with par value is None dollars-Preferred
Two Hundred Fifty Thousand (250,000) dollars-Common

The number of shares without par value is Preferred-None
Common-None

The par value of its shares is
Preferred-None dollars
Common-One Hundred (100) dollars

The number of its shares with par value is Preferred-None
Common-Twenty-five Hundred (2,500)

(Note - State the restrictions, if any, imposed upon the transfer of the shares; and, if there are to be two or more classes of stock, a description of the different classes and a statement of the terms on which they are to be created and the method of voting thereon.)

(Note - State any other provisions not inconsistent with law for the conduct and regulation of the business of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders.)

The term of duration of this corporation shall be Fifty (50) years.

First Names Should be Written in Full
Initials and abbreviations are not sufficient

(If seven days' notice is given, use the following form.)
The first meeting shall be called by
of
(If notice is waived, use the following form.)
We hereby waive all requirements of the general laws of Massachusetts for notice of the first meeting for organization, and appoint the fourteenth day of December, 1928, at 10:20 o'clock AM, at 70 State Street, Tenth Floor, Boston, Massachusetts as the time and place for holding said first meeting.

The names and residences of the incorporators and the amount of stock subscribed for by each are as follows:

                    CITY OR TOWN           AMOUNT SUBSCRIBED FOR
NAME                OF RESIDENCE             PREFERRED COMMON

Howard R. Brown     Brookline, Massachusetts      None
Edward G. Fischer   Hollister, Massachusetts      None
Henry R. Atkinson   Brookline, Massachusetts      None

In Witness Whereof, we have hereto set our hands, this fourteenth day of December in the year nineteen hundred and twenty-eight.

(Signed)

/s/Howard W. Brown
/s/Edward G. Fischer
/s/Henry R. Atkinson


That the first meeting of the subscribers to said agreement was held on the 14th day of December in the year nineteen hundred and twenty-eight.

That the amount of capital stock now to be issued is

No shares of preferred stock, (2500)
Twenty-Five Hundred shares of common stock to be paid for as follows:

                         SHARES PREFERRED    SHARES COMMON

IN CASH:
In full                                      2500
By installments
Amount of installments to be paid before commencing business

IN PROPERTY:
Real estate:
Location
Area

Personal Property:
Machinery
Merchandise
Bills receivable
Stocks and securities
Patent rights
Trade marks
Copyrights
Good will
*Services
*Expenses

*State clearly the nature of such services or expenses and the amount of stock to be issued therefor.


The name, residence and post-office address of each of the officers are as follows:


                                 RESIDENCE
NAME OF OFFICE      NAME       (City or Town)       POST OFFICE ADDRESS

President,   Howard V. Brown  Brookline, Mass.          50 Griggs Road,
                                                       Brookline, Mass.

Treasurer,   Edward G. Fischer  Holliston, Mass.        6 Fiske Street,
                                                        Holliston, Mass.

Clerk,       Henry E. Atkinson  Brookline, Mass.        35 Heath Hill,
                                                        Brookline, Mass.

Directors,   Howard W. Brown   Brookline, Mass.       50 Griggs Road,
                                                      Brookline, Mass.

            Edward G. Fischer   Holliston, Mass.      6 Fiske Street,
                                                      Holliston, Mass.

            Henry R. Atkinson   Brookline, Mass.      35 Heath Hill
                                                      Brookline, Mass.


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names, this fourteenth day of December in the year 1928.

/s/Howard W. Brown
/s/Edward G. Fischer
/s/Henry R. Atkinson


The Commonwealth of Massachusetts
DEPARTMENT OF CORPORATIONS AND TAXATION
237 STATE HOUSE, BOSTON

ARTICLES OF AMENDMENT

     There should accompany this certificate a fee of 1/20 of one percent of the authorized increase of capital stock with par value and one cent for each share without par value, but not less than $25. Checks payable to The Commonwealth of Massachusetts.

     This certificate must be submitted to the Commissioner of Corporations and Taxation within thirty days after the date of the vote of the stockholders. Chap. 156, Sect. 43-44, General Laws.

We, George W. Lawrence, President, Fred C. Abercrombie, Treasurer, and George W. Lawrence, W. Rodman Peabody, Charles Stetson and Charles Walcott

being a majority of the Directors of

THE QUINNEHTUK COMPANY

located at 70 State Street, Boston, Massachusetts in compliance with the provisions of chapter 156 of the General Laws as amended, do hereby state that at a meeting of the stockholders of said corporation, duly called for the purpose held December 4, 1930, and by the affirmative vote of 1500 shares of the common stock of said corporation, being all of the stock outstanding and entitled to vote, the following amendment authorizing an increase in the capital stock of said corporation was duly adopted, namely:

(Here insert an exact copy of the vote or votes authorizing the increase, and the "terms and manner of the disposition of such increased stock.")

VOTED: that the authorized capital stock of this corporation now fixed at $250,000 consisting of 2500 shares of common stock of the par value of $100 each, be and it hereby is increased to $350,000 consisting of 3500 shares of common stock of the par value of $100 each, and that the agreement of association and articles of organization of this corporation be and they are hereby amended accordingly.

VOTED: that the 1500 shares of the authorized capital stock of this corporation not heretofore issued be issued for such purposes, to such person or persons and for such consideration as the board of directors of this corporation may determine.

That the total amount of capital stock already authorized is shares preferred
Twenty-five hundred (2500)---------shares common
                                        shares without par value

The amount of capital stock already issued for cash payable by installments is shares preferred
     None-------------------------------shares common
                                        shares without par value

upon which                              dollars have been paid
namely,

                                        dollars on preferred stock

                                        dollars on common stock


The amount of full paid capital stock already issued for cash is shares preferred
     Two thousand (2000)----------------shares common
                                        shares without par value

for property is                         shares preferred
                         None           shares common
                                        shares without par value

for services and expenses is            shares preferred
                         None           shares common
                                        shares without par value

That the amount of additional capital stock authorized is

                                        shares preferred
     One thousand (1000)----------------shares common
                                        shares without par value

Of which there is now to be issued and paid for stock as follows:

                                   PREFERRED      COMMON

In CASH:
     In full
     By installments
     Amount of first installment

IN PROPERTY:  (See Note)                          1000
     Real estate:
          Location
          Area

     Personal Property:
          Machinery
          Merchandise
          Bills receivable
          Stocks and securities
          Patent rights
          Trade marks
          Copyrights
          Good will
          *Services
          *Expenses
          Stock Dividend

*State clearly the nature of such services or expenses and the amount of stock to or issued therefor.

*Services must have been rendered and expenses incurred before stock is issued therefor.


BIRCHAN BEND POWER COMPANY

Balance Sheet            December 10, 1930

ASSETS

Real Estate         $150,261.12
Dwelling House         3,000.00
Investments           23,750.00
Machinery                840.00
Cash                  16,134.44

TOTAL ASSETS             $193,985.56

LIABILITIES

Capital Stock       $150,000.00
Reserve               18,465.74
Surplus               25,519.82

TOTAL LIABILITIES        $193,985.56


/s/Charles Walcott            Directors
/s/B. W. Rodman Peabody
/s/Charles Stetson